NEWTEK BUSINESS SERVICES CORP.
SUBSIDIARIES

Name of Company	State of Incorporation/Organization

Newtek Small Business Finance, LLC	New York
Newtek Asset Backed Securities, LLC	New York
The Whitestone Group, LLC	New York
Wilshire Colorado Partners, LLC	Colorado
Wilshire DC Partners, LLC	District of Columbia
Wilshire Holdings I, Inc.	New York
Wilshire Louisiana Bidco, LLC	Louisiana
Wilshire Louisiana Partners II, LLC	Louisiana
Wilshire Louisiana Partners III, LLC	Louisiana
Wilshire Louisiana Partners IV, LLC	Louisiana
Wilshire New York Advisers II, LLC	New York
Wilshire New York Partners III, LLC	New York
Wilshire Partners, LLC	Florida
Newtek Business Services Holdco 1, Inc.	New York
Newtek Business Services Holdco 2, Inc.	New York
Newtek Business Services Holdco 3, Inc.	New York
Newtek Business Services Holdco 4, Inc.	New York
Newtek Business Services Holdco 5, Inc. (formerly Banc Serv Acquisition Co, Inc.)	New York
Newtek Business Services Holdco 6, Inc.	New York
CCC Real Estate Holdings, LLC	Delaware
Newtek LSP Holdco, LLC	New York
NBSH Holdings, LLC	New York
Exponential Business Development Co., Inc.	New York
Newtek Commercial Lending, Inc.	New York